SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of Earliest Event Reported)  August 8, 1997



                                QPQ CORPORATION
              (Exact name of Registrant as specified in its charter)




                                   Florida
                 (State or Other Jurisdiction of Incorporation)



    1-12350                                              65-0423147
 (Commission File Number)                    (IRS Employer Identification No.)




              7777 Glades Road, Suite 213, Boca Raton, Florida 33434
                   (Address of Principal Executive Offices)



                              (561) 470-6005
                      (Registrant's Telephone Number)




           (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.


     On August 8, 1997, the Company announced that the Company will, on August 22, 1997 (the Record Date and the Payable Date), effect a one-for-twenty (1-for-20) reverse stock split of the Company's Common Stock, pursuant to which each twenty (20) shares of the Company's Common Stock outstanding will be converted into one (1) share of the Company's Common Stock. Trading in the Company's new shares will commence at the opening of business on August 25, 1997. No fractional shares will be issued and stockholders who would be entitled to receive fractional shares because they held a number of shares not evenly divisible by twenty, will be entitled to receive, in lieu of such fractional shares, shares based on rounding to the nearest whole share. The total number of shares of the Company's common stock outstanding prior to the reverse split is 14,358,567 and the total number of shares of the Company's common stock that will be outstanding after the reverse split will be approximately 717,928. In connection with the reverse split, the Company maintained the par value of its common stock at $.01 par value per share.

                                  SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   QPQ CORPORATION


August 12, 1997                    By:/s/ C. Lawrence Rutstein
                                      C. Lawrence Rutstein, President